Portions of this exhibit have been omitted pursuant to Item 601 (b)(10)(iv) of Regulation S-K on the basis that the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. The Registrant agrees to furnish supplementally a copy of any omitted information to the SEC upon its request, however, the Registrant may request confidential treatment of omitted information. Information that has been omitted has been noted in this document with a placeholder identified by the mark "[***]".

MINING SERVICESAGREEMENT

This Mining Services Agreement (this "**Agreement**") is made as of August 30th 2023 (the "**Effective Date**"), by and between [***] (the "**Service Provider**") and [Xcentz Limited] (the "**Customer**"). Service Provider and Customer are each referred to as a "**Party**" and collectively as the "**Parties**".

WHEREAS, the Customer wishes to acquire from the Service Provider certain mining services (the "**Services**" as described in the [***] User Service Agreement ([***]) entered into by and between the Customer and the Service Provider (the "**Online Service Agreement**")), and the Service Provider wishes to provide the Services to the Customer.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. SERVICES.

During the Term, the Service Provider will provide the Services to the Customer in accordance with this Agreement and the Online Service Agreement.

2. SETTLEMENT OF FEES.

2.1 In exchange for performance of the Services, the Service Provider will receive the service fee (the "**Service Fee**") from the Customer and the Customer will receive the distribution fee (the "**Income Distribution**") from the Service Provider.

2.1.1 The Customer will pay the Service Provider the following Mining fee according to the miners' hashrates as the **Service Fee**.

[***]

2.1.2 The Customer choose item [a] below as the settlement method for earnings of mining.

(a) Full Pay Per Shares (FPPS). FPPS is full PPS.
The Service Provider will pay the Customer the following **Income Distribution**. The

payment distribution includes: fixed block reward (current 6.25 BTC) + package transaction fee. The actual income of FPPS is not affected by the pool lucky.

(b) Pay Per Last N Shares (PPLNS)

PPLNS is calculated by the proportion of miners' hashrates in the pool's total in the last N difficulty rounds, when a block is found. Transaction fees not paid out to miners for maintaining cost and the bonus for our engineers. With PPLNS, miners' payout is connected to blocks found.

2.2 The Customer acknowledges and agrees that, the Service Provider shall be entitled to adjust the Service Fee standards based on the operation strategy of the mining service during the Term hereof.

3. DISCLAIMER.

3.1 EXCLUSION OF DAMAGES. SUBJECT TO SECTION 3.2 (EXCEPTIONS), NEITHER PARTY TO THIS AGREEMENT WILL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS (DIRECT OR INDIRECT), OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

3.2 EXCEPTIONS. Nothing in this Agreement excludes or limits either Party's liability or otherwise limits a Party's remedies for any of the following:

(a) death or personal injury resulting from its negligence or the negligence of its controlled affiliates in connection with this Agreement;

(b) fraud or fraudulent misrepresentation;

(c) matters for which liability cannot be excluded or limited under applicable law.

4. LAW AND JURISDICTION

4.1 This Agreement shall be governed by the applicable laws of the British Virgin Islands.

4.2 Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non- contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be Hong Kong laws. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English.

5. MISCELLANEOUS

5.1 This Agreement shall commence on the Effective Date and will remain in effect for [5] years unless terminated in accordance with the terms set forth in this Agreement (the "**Term**").

5.2 Either Party may terminate this Agreement upon written notice to the other Party if such other Party breaches any material term or condition of this Agreement and fails to remedy the breach within thirty (30) days after being given written notice thereof.

5.3 This Agreement is an integral part of the Online Service Agreement. In the event of any conflict between the provisions of this Agreement and those of the Online Service Agreement, the Online Service Agreement shall prevail. Matters not covered by this Agreement shall be subject to the provisions of the Online Service Agreement.

5.4 In the event that any provision of this Agreement is declared or found to be illegal by any court or tribunal of competent jurisdiction, such provision shall be null and void with respect to the jurisdiction of that court or tribunal and all the remaining provisions of this Agreement shall remain in full force and effect.

[NO FURTHER TEXT ON THIS PAGE]

The Parties have executed this Agreement as of the date first above written.

Service Provider:

[[***]]

By: [***]

Name: [***]

Title: [***]

Customer:

[Xcentz Limited]

[***]

By:

Name: [***]

Title: [***]